Exhibit 23(a)



      CONSENT OF INDEPENDENT AUDITORS



       The Board of Directors
       Crestar Financial Corporation:

       We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus. Our report covering the December 31, 1993 consolidated financial statements refers to changes in accounting the postretirement benefits other than pension and accounting for income taxes.

  KPMG PEAT MARWICK

       Richmond, Virginia
       March 18, 1994